KROLL

SERVICES AGREEMENT

This Agreement is entered into on this the 10th day of October, 2008, by and between Kroll Background America, Inc., a Tennessee corporation with its principal offices located at 1900 Church Street, Suite 300, Nashville, Tennessee 37203 and Labwire, a Texas corporation with its principal offices located at 14133 Memorial Drive, #1 Houston TX, 77079

WHEREAS, Kroll Background America, Inc. provides identity theft protection, restoration and other services, all of which are described more specifically in Schedule A, for certain end users; and,

WHEREAS, Labwire offers certain administrative services and benefits to its employees, members, and customers; and,

NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein, and for such other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties agree as set forth more specifically below.

1. **Definitions**

The following terms shall have the meanings set forth in this section unless the context clearly mandates otherwise.

"Administrator" means any person or entity providing services, including without limitation, database administration, Member enrollment, Fulfillment, billing, and customer service.

"Client" means the organization or group providing services to the employees, customers, or Members who will receive the Services.

"Effective Date" means the date affixed to the signature of the last party to sign this Agreement indicating the date on which such party's representative actually executed same.

"Eligible Customer" means an employee, Member, or other individual over the age of eighteen years to whom Client will offer the Services through one or more Programs.

"Fulfillment" means the creation, development and delivery of materials necessary to provide the Services to a Member or to respond to a Member's request.

"Kroll" means Kroll Background America, Inc., its successors and assigns.

"Member" means a participant in one or more Programs who has accepted an offer from Client that permits said person to access and use the Services, who has enrolled in at least one such Program, and who has not canceled or terminated the Services. A Member may also include the legal spouse or eligible dependents of any otherwise qualified Member.

"Program" means all of the products and services including, without limitation, support marketed to Eligible Customers and supported for Members as set forth more specifically in Schedule A.

"Services" mean the services offered to Members by Kroll as set forth more specifically in Schedule A.

"Stolen Identity Event" means the theft of a Member's identifying information, social security number, or other method of personally identifying such Member, which has or could reasonably be expected to result in the wrongful use of such information, including without limitation a Stolen Identity Event occurring because of or arising out of a Member's use of the Internet. A Stolen Identity Event does specifically exclude any theft or unauthorized use of a Member's business name, d/b/a designation, or any other method of identifying any business activity undertaken by a Member.

"Vendor" means any person or entity that provides direct or indirect support to the administration of products and service so as to meet the requirements of any Program.

2. **Client's Rights and Obligations**
   a. Client shall be responsible for Fulfillment. At Client's sole and absolute discretion, Fulfillment may either be handled by Client itself or outsourced to one or more third party service providers.
   b. Client shall keep and maintain true and complete books and records pertaining to the performance of its obligations under this Agreement. In addition, during the Term and for two (2) year thereafter, Client shall make such books and records available upon reasonable notice, at reasonable times during regular business hours, for inspection by Kroll or its designated representatives. Client shall maintain such books and records for at least seven (7) years after the end of the calendar year to which they pertain. Client shall be responsible for its own expenses in conducting any audit.
   c. Client shall be responsible for sales, marketing, solicitation, Fulfillment, and administration of the Programs including without limitation developing and printing solicitation and fulfillment materials and packages, marketing, solicitation campaigns, promoting the Programs to and securing Members, membership database administration, enrollment processing, and billing.
   d. Client shall be solely responsible for any and all costs of solicitation, enrollment, membership Fulfillment, administration, billing, and customer service for any Program that includes the Services.
   e. Client shall provide access through a referral communication, either by phone or email, from the Client's designated Human Resources or equivalent department for Members who claim to have experienced or communicate the possibility of having experienced a Stolen Identity Event. Under no other circumstances shall any non-Eligible Customer, Member, or other person be referred by Vendor or any Administrator to Kroll. Prior to referring any Member to Kroll for provision of the Services, Client shall confirm that such Member is in active status as an employee or spouse or domestic partner of an employee.
   f. Client shall timely remit all fees owed to Kroll as set forth more specifically on Schedule B.
   g. Client shall, on or within thirty (30) days of the Effective Date and annually thereafter, provide Kroll with an accurate count of Members and spouses and domestic Partners so that Kroll can determine an appropriate cost structure to provider services to spouses and domestic partners. In the event that Client fails to comply with this Section 2(g),

Kroll shall invoice Client using an assumed ratio that 75% of Eligible Members have spouses or domestic partners.

3. **Kroll's Rights and Obligations**
   a. Beginning on the Effective Date and throughout the Term of this Agreement (as defined in Section 4 below), Kroll shall provide the Services to all Members who are actively enrolled in the Program(s).
   b. Kroll shall keep and maintain true and complete books and records pertaining to the performance of its obligations under this Agreement. In addition, during the Term and for two (2) year thereafter, Kroll shall make such books and records available upon reasonable notice, at reasonable times during regular business hours, for inspection by Client or its designated representatives. Kroll shall maintain such books and records for at least seven (7) years after the end of the calendar year to which they pertain. Client shall be responsible for its own expenses in conducting any audit.
   c. Kroll shall manage and maintain such Client relationships as are necessary to provide the Services. In the event that the Services become unavailable or inaccessible to Kroll for any reason including without limitation changes in any legislation, rule, or regulation affecting the provision of the Services or any other unforeseen change in circumstances that would inure to Kroll's unreasonable financial detriment, Kroll may elect to discontinue providing any or all of their Services. Kroll will provide at least ninety (90) days advance written notice to Client of any discontinued services; provided, however, that if Kroll receives less than ninety (90) days notice from a discontinuing Client supplier, Vendor or Administrator or if enactment, repeal or amendment of legislation, rule or regulation takes effect with less than ninety (90) days notice, the notice period shall only last for that period during which Kroll has actual notice of the change in circumstances or thirty (30) days, whichever is greater. In the event Services are discontinued, Client is entitled to a prorated return of fees based on the Services already provided to Members and the time remaining for Services not yet rendered.
   d. Upon the termination of this Agreement and thereafter, and subject to Section 2(d) above, Kroll shall continue to provide the Services to Members who enrolled during the term of the Agreement and who remain active and paid in full. Client shall cooperate to the extent reasonably necessary in the post-termination provision of the Services as set forth in the Section 2(e). Subject to Client's consent, which will not be unreasonably withheld, Kroll may sell or otherwise transfer the right to provide the Services under this Agreement to a third party provider.
   e. Kroll shall provide initial training and subsequent, periodic training at times and covering topics determined by Kroll in its sole discretion. Client shall use reasonable efforts to assure that all personnel who undertake to perform Client's obligations under this Agreement attend all training sessions.

4. **Effect of Termination on Enrolled Members**

   During and after the term of this Agreement, Client shall continue to pay Kroll for the Services pursuant to the rates set forth herein to all Active Members who enrolled during the term. Client shall continue such payments until the Member cancels its Membership in any Program. Furthermore, Client shall not transfer in bulk the book of business contemplated or established by or as a result of the relationship created pursuant to this Agreement to any other provider of the Services or any services similar thereto.

5. **Mutual Obligations – Security**
The parties shall undertake reasonable measures to ensure the security, confidentiality, integrity and proper disposal of all Confidential Information transmitted through or stored on servers and storage space owned or leased by the parties' server(s), including, without limitation: (i) provide 128-bit SSL encrypted session when collecting or utilizing Member's customer information; and (ii) protect from any network attack and other malicious or disabling entry, data, work, code or program. Each party will respond immediately to remedy any known security breaches and shall inform the other party of such breaches.

6. **Creative Materials**
Client shall, at its sole expense, design and publish marketing materials used to communicate the availability of the Services to Eligible Customers. Client agrees to obtain Kroll's prior written approval, which Kroll shall not unreasonably withhold or delay, on all creative materials pertaining to the Services. Kroll shall review submitted creative materials and respond within ten (10) business days. Should Kroll not respond as set forth herein, it shall be deemed to have approved the form and content of the materials submitted. The foregoing notwithstanding, Materials are also subject to review and approval by any and all credit reporting agencies whose data and/or services will be used in the program. Such credit reporting agencies may require a minimum of thirty (30) days to review marketing materials.

7. **Payment & Reporting/Additional Members**

   a. In the event that a supplier, Vendor or Administrator for any reason increases the rates or fees charged to Kroll for a product or service used in providing the Services, Kroll may pass such increase on to Client, and Schedule B shall be deemed amended to account for such increase. The increase shall not be greater than the difference between the new price to Kroll and the price onto which such increases was added. At Client's request, Kroll shall provide verification of the increase to Client. Kroll shall provide Client with ninety (90) days notice of such price increase, unless Kroll is provided by the supplier, Vendor or Administrator with less than ninety (90) days notice prior to the rise in price, in which case the notice shall be issued in that time period that is the greater of (a) thirty (30) days, and (b) the actual amount of time provided to Kroll by its service provider.
   b. The Services shall be available to Members, their spouses and domestic partners.
   c. Member shall receive the Services as long as the Member is in active status as per Section 2e. Neither Member nor Client shall be entitled to a refund or reimbursement for any reason
   d. Client shall timely remit all payments due as provided in Schedule B of this Agreement.

8. **Press Release**
Neither party shall issue a press release, or make any other public statement, revealing or discussing the existence or contents of this Agreement, without first obtaining the written consent of the other party.

9. Incorporation of Schedules

Any and all schedules affixed hereto are incorporated into this Agreement and shall be fully binding on the parties.

10. Arbitration

Subject to the provisions of the Equitable Remedies section of this Agreement, in the event of a dispute about the interpretation or enforcement of this Agreement, and in lieu of litigation, the parties agree to submit all such issues to binding arbitration pursuant to the commercial rules and procedures of the American Arbitration Association. Such arbitration shall take place in Nashville, Tennessee. The parties knowingly waive their right to a jury trial, and further agree that the determination of the arbitrator(s) shall be binding and entered as a judgment in accordance with Tennessee law.

11. Confidentiality

Each Party agrees that it will (a) not disclose, without the other Party's prior written consent, the other Party's Confidential Information (as hereinafter defined) to any third party (other than a Party's legal and financial advisors as provided in clause (c) below); (b) use the other Party's Confidential Information only to the extent necessary to perform its obligations or exercise its rights under this Agreement, and for no other purpose whatsoever; and (c) disclose the other Party's Confidential Information only to those of its employees and legal and financial advisors who need to know such information for purposes of this Agreement. For purposes hereof, "Confidential Information" means the disclosing Party's trade secrets, "know-how", business plans, marketing strategy, financial information, customer lists, information relating to loyalty programs or loyalty technology, enrollee or member lists, any programs including computer programs, software, object code and source code, solicitation methods, membership and marketing methods, and all information concerning or related to the foregoing, the terms and conditions of this Agreement, information that the disclosing Party designates, in writing or otherwise, as being confidential or which under the circumstances surrounding disclosure ought to be treated as confidential, and any tangible materials, in any media, incorporating, analyzing or compiling any of the foregoing information. "Confidential Information" does not include information that: (i) is now or subsequently becomes generally available to the public through no fault or breach on the part of the receiving Party; (ii) the receiving Party can demonstrate to have had lawfully in its possession without an obligation of confidentiality prior to disclosure hereunder; or (iii) is independently developed by the receiving Party without the use of any Confidential Information of the disclosing Party as evidenced by written documentation. The receiving Party may disclose Confidential Information to the extent required pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial, administrative, legislative, regulatory or self regulating authority or body, provided that the receiving Party shall use its best efforts to give the disclosing Party sufficient prior written notice in order, at its own expense, to contest or defend against such requirement or order.

12. Parties' Relationship

Nothing herein shall be construed to create a relationship of employer-employee, master and servant, or principal and agent by and between the parties. Neither party shall hold itself out to be the agent of the other except as specifically set forth in this Agreement.

13. Attorneys' Fees

In the event of any dispute between the parties, each shall be responsible for its own attorneys' fees.

14. Limitation on Damages

Neither party shall be liable to the other for any special, consequential, incidental, or punitive damages, including without limitation lost profits, even if a party was on notice of the possibility of incurring such damages.

15. Warranties

a. Mutual Representations

Each party hereby represents and warrants that (i) it has the legal right and authority to enter into and perform the obligations set forth in this Agreement, (ii) execution and performance of this Agreement will not violate any valid court order or applicable law or legal provision or constitute a breach of any contract or other obligation of such party, (iii) there is no other reason, currently existing or anticipated, that would render it unable to fully perform its obligations hereunder, and (iv) that this Agreement, upon execution and delivery, shall constitute a valid and binding obligation of each party and will be enforceable against such party pursuant to its terms.

b. Services Accepted "As Is"

Each party states affirmatively that it makes no warranties, express or implied, with respect to any fact except as otherwise specifically provided in this Agreement. Furthermore, with respect to the Programs and Services, and to the fullest extent applicable, each party disclaims, and acknowledges that there exist no, implied warranties, including without limitation warranties of merchantability and/or fitness for a particular purpose. Client shall not represent to any Eligible Customer or Member that any warranty, express or implied, exists with respect to the Services, and shall specifically disclaim all such warranties in the manner required by law for such disclaimer to be effective as appropriate.

c. Exclusion of Liability for Credit Reports

Kroll assumes no liability for obtaining copies of any consumer's personal credit report or monthly update report and shall not be imputed to have so assumed by any action taken in accordance with this Agreement. Kroll makes no warranty, express or implied, for the accuracy of the information contained in the reports which the Member receives; assumes no liability for damages, direct or indirect, consequential or incidental; and is not responsible for negative factual information contained in any such reports; and liability to consumer in any event is limited to the amount which consumer has paid for membership.

d. Credit Reporting

Kroll hereby represents and warrants that the Kroll Service does not constitute, in whole or in part, a service that may be construed to be credit counseling or credit repair, and that it is not marketed or intended to help a Member or consumer obtain a loan or improve or repair his or her credit record, history, or rating.

16. Indemnification

Each party ("the Indemnifying Party") shall indemnify and hold harmless the other party, its officers, directors, employees, shareholders, agents, Clients, members, successors, and assigns (each "an Indemnified Person") from and against any and all demands, claims, causes of action, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable expenses, costs, and attorneys' fees) asserted by any third party against an Indemnified Person, resulting from any breach of the Indemnifying Party's representations and warranties, any breach or non-fulfillment in the performance of the Indemnifying Party's covenants and agreements, or any act or omission by an agent or independent contractor of the Indemnifying Party in connection with the performance of the Indemnifying Party's covenants and agreements hereunder.

17. Equitable Remedies Preserved

The provisions of the section on Arbitration notwithstanding, the parties acknowledge that a breach of the provisions of the Confidentiality section of this Agreement are such that legal remedies alone would be insufficient to protect the rights and interests of the parties. The parties further agree that a party adversely affected by a breach or potential breach of the Confidentiality sections, or both, may petition the court of competent jurisdiction for a restraining order, injunction, or such other equitable remedy as it may deem appropriate, and any defense to the inapplicability or inappropriateness of such equitable remedies is waived.

18. Forum Selection & Jurisdiction

This Agreement shall be construed pursuant to the laws of the State of Tennessee. Without affecting or altering the provisions of the Arbitration section of this Agreement, any lawsuit brought to interpret or enforce the terms of this Agreement shall be filed in the Chancery Court for Davidson County, Tennessee. The parties hereby waive any defense of improper venue, lack of personal jurisdiction, or *forum non conveniens*.

19. Force *Majeur*

Neither party shall be liable to the other in the event that the performance of any obligation hereunder is rendered impossible by any circumstance beyond its control and not created by its own act or omission, including flood, fire, and other natural disasters, war, riot or social unrest, work stoppage, act of terrorism, and Acts of God. Each party shall resume performance pursuant to the provisions of this Agreement upon the abatement of the *force majeur*.

20. Term & Termination

a. Initial Term & Renewals

Unless earlier terminated as provided herein, this Agreement shall be for an initial term of three (3) years commencing on the Effective Date (the "Initial Term"). Thereafter, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Term") from the end of the Initial Term and any subsequent Renewal Term unless, no later than ninety (90) days before the end of the applicable term, either Party provides written notice to the other Party of its decision not to renew this Agreement, or the Agreement is terminated in accordance with the provision of this Section. Each Renewal Term, if any, together with the Initial Term, shall constitute the "Term" of this Agreement.

b. Termination

Notwithstanding anything to the contrary contained this Section, Client and Kroll agree that the occurrence of any of the following will permit either party to terminate this Agreement.

i. Loss by any Party of its license or charter to do business in any of the jurisdictions in which the Parties do business under this Agreement, provided that the termination will apply only in the affected jurisdiction(s);

ii. Suspension, revocation, surrender or termination of any necessary licenses, authorizations or certificates of authority; insolvency, bankruptcy, receivership, conservatorship, assignment for the benefit of creditors or dissolution;

iii. Order by a court or regulatory agency that marketing, as contemplated hereunder, must be discontinued; provided that the termination will apply only in the affected jurisdiction(s);

iv. Voluntary or involuntary cessation of business operations for a period of more than thirty (30) days, provided that such operations are not continued by an affiliated or successor entity;

v. Gross negligence, material misrepresentation, fraud or embezzlement; or

vi. Breach by any Party of any material duty in this Agreement.

The Parties agree that the occurrence of any of the events referenced above would constitute a material breach of this Agreement. In the event of any such occurrence, the terminating party will give written notice of termination to the non-terminating party, and the non-terminating party shall have forty-five (45) days from the date of such written notice to cure such breach. If the non-terminating party does not cure the breach within said time period, this Agreement will immediately terminate.

21. Merger

This Agreement represents the entire understanding by and between the parties, and supersedes any other representations, promises, or statements not wholly consistent herewith. This Agreement may only be modified by a writing signed by both parties.

22. Severability

The provisions of this Agreement are severable. Should any part or portion hereof be deemed void or unenforceable by a court of competent jurisdiction, the remaining parts and portion shall remain in full force and effect.

23. Survival of Provisions

The Covenant not to Compete and Confidentiality provisions of this Agreement shall survive its termination and remain in full force and effect thereafter.

24. Binding Agreement

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

25. Notice

All notices or other communication to be given under this Agreement shall be deemed to have been received (i) when delivered personally by hand or by facsimile to the representative of the party identified below, (ii) 1 business day after mailing by overnight carrier, or (iii) 5 business days after mailing to the parties at the following addresses:

TO KROLL:

Kroll Fraud Solutions
1900 Church Street
Suite 300
Nashville, Tennessee 37203
Attention: Legal Department

TO CLIENT:
Labwire
14133 Memorial Dr #1
Houston, TX 77079
Attention: Legal Department

26. Configuration

Kroll may at any time remove or change service components and product configuration provided to Client, as Kroll deems necessary, upon sixty (60) days written notice (or the number of days notice provided to Kroll, if less than sixty (60) days) based on marketability, or legislative or regulatory restrictions.

27. Due Diligence

Final authorization of this agreement is contingent upon due diligence results that are satisfactory to Kroll. The due diligence process is to be completed at Kroll's discretion and Client shall cooperate fully therewith. Any failure of Client to participate in this process, or any material misrepresentation discovered to have been made prior to or made after the execution of this Agreement, shall entitle Kroll to terminate this contract effective immediately.

28. Trademarks

Kroll hereby grants to Client a non-exclusive, non-transferable license, without the right of sub-license, to use, during the Term, Kroll's trademarks, service marks, trade names and logos for the marketing and fulfillment of the Programs in accordance with this Agreement, provided that all proposed usage of Kroll's trademarks, service marks, trade names or logos shall be subject to the prior written approval of Kroll. Nothing herein shall give either party any rights, title or interest in or to any trademarks, service marks, trade names or logos owned or otherwise used by the other party.

29. Insurance

Each Party agrees to maintain in full force and effect errors and omissions insurance coverage, with limits that are reasonable and customary for its business, to cover liabilities and claims which may arise in relation to or in connection with providing the Membership

Program and related services and otherwise in performing its obligations under this Agreement.

30. Costs & Expenses

Unless otherwise specifically provided in this Agreement, each Party shall be solely responsible for bearing its own costs and expenses incurred in performing its responsibilities under this Agreement, including all tariffs, taxes, duties, filings, licensing and/or other fees.

31. Headings

The headings used in this Agreement are for convenience only and shall not be used in the interpretation hereof.

32. Regulatory Compliance

Each Party currently has, and shall maintain during the Term, all federal, state, and local consents, approvals, and licenses required to be obtained and/or maintained by that Party in connection with its obligations hereunder.

AGREED TO, UNDERSTOOD, and ACKNOWLEDGED:

By: Vice President Strategic Partnerships
For: Kroll Background America, Inc.
Date: 10-27-06

By: CEO
For: Labwire, Inc.
Date: 10-27-2007